UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MIDATECH PHARMA PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

65 Innovation Drive

Milton Park

Abingdon, Oxfordshire, OX14 4RQ, United Kingdom

Tel: +44 (0)1235 841 575

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares* and American Depositary Shares, each American Depositary Share represents two ordinary shares	The NASDAQ Stock Market LLC

*	Application made for registration purposes only, not for trading, and only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File Nos. 333-206305 and 333-207186

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The descriptions under the headings “Description of Midatech’s Ordinary Shares” and “Description of Midatech’s American Depositary Shares” in the prospectus included in the Registrant’s Registration Statement on Form F-4 (File No. 333-206305), initially filed with the Securities and Exchange Commission on August 11, 2015, as amended from time to time, are hereby incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2.	Exhibits

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 2, 2015

MIDATECH PHARMA PLC

By:	/s/ James N. Phillips
Name:	James N. Phillips
Title:	Chief Executive Officer